This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-second day of September, 2000.



                       Great Hall Investment Funds, Inc.
                       ---------------------------------




  Witness:  /s/ Dan Collins                 By:  /s/ John Appel
            -----------------------------       -----------------------------
            Dan Collins                         John Appel
            Chief Financial Officer             Chief Executive Officer